Exhibit 10.4

POOL CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
GENERAL

1.1 Establishment of Plan. Pool Corporation, a Delaware corporation (the Company) with principal offices located in Covington, LA, has adopted the following employee stock purchase plan for its eligible employees, effective on July 1, 1998 and as amended and restated by the Board of Directors on July 23, 2002 and, subject to the approval of the Company’s stockholders, as further amended and restated on May 4, 2016 (the 2016 Amendment). This Plan shall be known as the “Pool Corporation Amended and Restated Employee Stock Purchase Plan.”

1.2 Purpose. The purpose of this Plan shall be to promote the long-term growth and profitability of the Company and its Subsidiaries and Affiliates by: (i) providing an opportunity for eligible employees to become stockholders in the Company with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available employees.

1.3 Qualification; 423 Component. This Plan consists of two components: a Code Section 423 Component (the 423 Component) and a non-Code Section 423 Component (the Non-423 Component). The 423 Component is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and the provisions of the 423 Component should be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code, although the Company makes no undertaking or representation that it will maintain such qualification.

1.4 Non-423 Component. In addition to the 423 Component described in Section 1.3, this Plan authorizes the grant of options under the Non-423 Component which does not qualify as an “employee stock purchase plan” under Section 423 of the Code and which may be used for Offerings of the Plan to Employees who are foreign nationals or employed outside of the United States, as will be determined by the Plan Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

ARTICLE II
DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1 Affiliate. Any entity, whether now or hereafter existing, that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Plan Administrator, and which may participate only in an Offering under the Non-423 Component of the Plan.

2.2 Applicable Laws. The requirements relating to the administration of equity-based awards and the related issuance of shares of Stock under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

2.3 Board of Directors. The Board of Directors of Pool Corporation.

2.4 Change of Control. The occurrence of any of the following:

(i)
a transaction or series of transactions (other than an offering of the Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii)
during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsection (i) or (iii) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction (A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv)
the Company’s stockholders approve a liquidation or dissolution of the Company. Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change of Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.

2.5 Closing Market Price. The last sale price of the Stock as quoted on the principal exchange on which the Stock is listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purpose) on the date specified; or if no sales occurred on such day, the last sale price of the Stock on the first Trading Day immediately prior to such date during which a sale occurred; but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on an exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.6 Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 Commencement Date. The first day of each Plan Period (January 1 and July 1, unless otherwise determined by the Plan Administrator).

2.8 Committee. The Compensation Committee of the Board of Directors or any subcommittee referred to in Section 9.1.

2.9 Contribution Account. The account established on behalf of the Participant to which shall be credited the amount of the Participant’s Contributions pursuant to Article V.

2.10 Contributions. The amount contributed by a Participant through payroll deductions or other means as may be permitted or required by the Plan Administrator, and other additional payments that the Plan Administrator may permit a Participant to make to fund the exercise of options granted pursuant to the Plan.

2.11 Employee. Each Employee (within the meaning of Section 423(b)(1) of the Code) of a Participating Company. For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Participating Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Participating Company who has entered into an independent contractor or consultant agreement with the Company or a Participating Company; (iv) any individual performing services for the Company or a Participating Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Participating Company enters into for services; (v) any individual classified by the Company or a Participating Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Participating Company; and (vii) any leased employee. The Plan Administrator shall have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.

2.12 Exchange Act. The United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

2.13 Five-Percent Stockholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or Parent thereof. In determining this five-percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator, and the determination will otherwise be made in accordance with U.S. Treasury Regulation Section 1.423-2(d).

2.14 NASDAQ. The National Association of Securities Dealers Automated Quotation System.

2.15 New Purchase Date. A new Purchase Date if the Plan Administrator shortens any Offering Period then in progress.

2.16 Offering. An offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.2. Unless otherwise specified by the Plan Administrator, each Offering under the Plan to the Employees of the Company or a Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

2.17 Offering Period. The periods established in accordance with Section 4.2 during which options may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 4.2 and 9.2.

2.18 Parent. A “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.19 Participant. Any Employee of a Participating Company who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.20 Participating Company. The Company and any present or future Subsidiary or Affiliate that is designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies, provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component. Unless otherwise determined by the Plan Administrator, the term “Participating Company” shall include any corporation into which a Participating Company may be merged or consolidated or to which all or substantially all of its assets may be transferred.

2.21 Plan. Pool Corporation Amended and Restated Employee Stock Purchase Plan (formerly known as the SCP Pool Corporation Employee Stock Purchase Plan), as may be further amended from time to time.

2.22 Plan Administrator. The Committee or, with respect to the day-to-day administration of the Plan, one or more of the Company’s officers or management team appointed by the Board of Directors or the Committee pursuant to the delegation provisions of Section 9.1. Except as otherwise provided in the Plan, the Board of Directors or the Committee may assign any of its administrative tasks to the Plan Administrator.

2.23 Plan Period. A period of time within an Offering Period, as may be specified by the Plan Administrator in accordance with Section 4.2, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Plan Periods.

2.24 Purchase Date. The last Trading Day of each Plan Period of the Plan.

2.25 Purchase Price. The price per share of the Stock to be charged to Participants at the Purchase Date, as determined in Section 6.2, provided, however, that the Purchase Price for an Offering under the Section 423 Component of the Plan shall not be less than eighty-five percent (85%) of the lesser of (i) the Closing Market Price of the Stock on the first Trading Day of the Offering Period or (ii) the Closing Market Price of the Stock on the Purchase Date.

2.26 Stock. Those shares of Common Stock of the Company, par value $.001 per share, which are reserved for issuance under the terms of this Plan.

2.27 Stock Account. The account established on behalf of the Participant to which shall be credited the shares of Stock purchased with each Participant’s Contributions pursuant to Article VI.

2.28 Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Company each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

2.29 Tax-Related Items. Any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

2.30 Trading Day. A day on which the principal exchange on which the Stock is listed is open for trading.

ARTICLE III
STOCKHOLDER APPROVAL

3.1 Condition Precedent. To the extent that stockholder approval is required for the 2016 Amendment, no purchases under the Plan shall be made without approval of the Plan by the stockholders of the Company within twelve (12) months of the adoption of the 2016 Amendment by the Board of Directors. In the event that the stockholders of the Company do not approve the 2016 Amendment, only the portions of the 2016 Amendment that do not require stockholder approval will become effective.

3.2 Stockholder Approval Required for Certain Amendments. Without the approval of the stockholders of the Company, no amendment to this Plan shall:

(i)	increase the number of shares reserved under the Plan, other than as provided in Section 10.3;

(ii)	change the definition of corporations whose Employees may be offered options under the Plan; or

(iii)
otherwise be made if such amendment would require approval of the Company’s stockholders under the Code, NASDAQ rules, the rules of any other stock exchange on which the Company’s stock may be quoted or other Applicable Laws.

Approval by stockholders must comply with applicable provisions of the corporate charter and Bylaws of the Company and with Delaware law prescribing the method and degree of stockholder approval required for reservation and issuance of corporate stock.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

4.1 Conditions of Eligibility.

(i)
General. Each Employee shall be eligible to become a Participant on the Commencement Date for each Plan Period, subject to any limitations under Section 423 of the Code or adopted by the Plan Administrator pursuant to subsection (iii) hereof.

(ii)
Non-U.S. Employees. An Employee who works for a Participating Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering under the Section 423 Component of the Plan to violate Section 423 of the Code. In the case of an Offering under the Non-423 Component of the Plan, an Employee (or group of Employees) may be excluded from participation in the Plan or an Offering if the Plan Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.

(iii)
Limitations. The Plan Administrator, in its discretion, from time to time may, prior to an Offering Period for all options to be granted in an Offering, determine on a uniform and nondiscriminatory basis that the definition of Employee will or will not include an individual if he or she: (a) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (b) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (c) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (d) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (e) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Participating Company whose employees are participating in that Offering. Notwithstanding any provisions of the Plan to the contrary, no Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan.

4.2 Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Plan Administrator determines otherwise in its discretion, each Offering Period shall consist of one six-month Plan Period which shall run from the first Trading Day of January through the last Trading Day of June and from the first Trading Day of July through the last Trading Day of December. The Plan Administrator will have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Plan Periods within an Offering Period, a different duration for one or more Offering Periods or Plan Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

4.3 Application for Participation. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form and may elect to participate in an Offering Period under the Plan by completing the online enrollment process through the Company’s designated Plan broker (or enrolling through such other process as may be prescribed by the Plan Administrator), no later than five (5) business days prior to the Commencement Date for the Plan Period for which the Employee is enrolling, or within such other period as may be established by the Plan Administrator. The completed enrollment form shall indicate the amount of Contributions authorized by the Employee, which is subject to terms and limits of Article V below. A Participant will be deemed to have authorized the same amount of Contributions for each subsequent payroll period provided that he or she is eligible to participate during each subsequent payroll period. A Participant may change his or her amount of Contributions pursuant to Section 5.2. If any Employee does not elect to participate for any given Plan Period, such Employee may elect to participate on any future Commencement Date so long as he or she continues to meet the eligibility requirements.

4.4 Date of Participation. All eligible Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their timely submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

ARTICLE V
CONTRIBUTION TO ACCOUNT

5.1 Employee Contributions. The Plan Administrator will cause to be established a Contribution Account and a Stock Account for each Participant under the Plan for bookkeeping purposes. The enrollment form signed by each Participant shall include the Participant’s amount of Contributions which, (i) if made via payroll deduction, shall authorize the Participating Company employing the Participant to deduct from the Participant’s compensation an after-tax amount in an exact number of dollars during each payroll period amounting to not less than twenty-five dollars ($25.00) for each payroll period, and (ii) if made by means other than payroll deductions, shall be remitted by the Participant, in an amount not less than twenty-five dollars ($25.00), to the Participating Company employing the Participant or to the Company within such time period and by such means as may be prescribed by the Plan Administrator. The Plan Administrator may establish such other minimum Contributions amount prior to the Commencement Date for any Plan Period. The Contributions shall be credited to the Participant’s Contribution Account. Participant Contributions will not be permitted to commence at any time during the Plan Period other than on a Commencement Date. No interest will accrue on any Contributions or on the balance in a Participant’s Contribution Account.

5.2 Modification of Contribution Rate. No change shall be permitted to take effect in a Participant’s amount of Contributions except upon a Commencement Date. A Participant may increase or decrease his or her amount of Contributions effective as of the first day of the first full payroll period of any Plan Period by filing the appropriate form online through the Company’s designated Plan broker (or through such other process as may be prescribed by the Plan Administrator), no later than five (5) business days prior to the Commencement Date for that Plan Period, or within such other period as may be established by the Plan Administrator.

Notwithstanding the foregoing, a Participant may elect to discontinue his or her Contributions at any time prior to the Purchase Date by filing the appropriate form online through the Company’s designated Plan broker (or through such other process as may be prescribed by the Plan Administrator); such election shall become effective not more than thirty (30) days following its receipt by the Company, or within such other period as may be established by the Plan Administrator. The Participant shall become eligible to recommence Contributions on the next Commencement Date.

5.3 Withdrawal of Contributions. A Participant may elect to withdraw the balance of his or her Contribution Account at any time during the Plan Period prior to the Purchase Date by filing the appropriate form online through the Company’s designated Plan broker (or through such other process as may be prescribed by the Plan Administrator). If Contributions are withdrawn in this manner, further Contributions during that Plan Period will be discontinued in the manner provided in Section 5.2 and the Participant will not be permitted to make any lump sum Contributions pursuant to Section 5.4 for the remainder of that Plan Period. The Participant shall become eligible to recommence Contributions on the next Commencement Date.

5.4 Lump Sum Contribution. Subject to the limitation described in Section 5.5 and unless otherwise prescribed for an Offering under the Plan by the Plan Administrator, a Participant, who has not during a Plan Period discontinued his or her Contributions pursuant to Section 5.2 or elected to withdraw his or her Contributions pursuant to Section 5.3, may make a lump sum Contribution at any time during such Plan Period. At the election of the Participant, such lump sum Contribution may be paid by check by the Participant or may be withheld via payroll deductions from the Participant’s compensation by a Participating Company. Any lump sum Contribution made by a Participant shall be credited to the Participant’s Contribution Account.

5.5 Limitation on Contributions. A Participant shall be allocated the number of shares of Stock which may be purchased with such Participant’s Contributions; provided, that a Participant may purchase no more than 500 shares of Stock in any Plan Period under this Plan (subject to adjustment pursuant to Section 10.3 of the Plan). If a Participant’s total Contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Plan Period, without interest. The Plan Administrator, in its discretion, from time to time may, prior to a Plan Period or an Offering Period, specify a different maximum number of shares of Stock which may be purchased by any Participant during that Plan Period or Offering Period and, if an Offering Period contains more than one Purchase Date, the Plan Administrator may, prior to the start of that Offering Period, specify a maximum number of shares which may be purchased by any Participant on each Purchase Date within such Offering Period. Notwithstanding the foregoing, no option granted under this Plan shall permit a Participant to purchase shares of Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries at a rate which in the aggregate exceeds $25,000 of fair market value of such Stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

5.6 Options Not Transferable. Options granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

ARTICLE VI
PURCHASE AND ISSUANCE OF STOCK

6.1 Reserved Shares of Stock. Subject to adjustment pursuant to Section 10.3 of the Plan, the Company shall reserve 956,250 shares of Stock for issuance upon purchase under this Plan. Such shares may be authorized but unissued Stock, treasury shares or Stock purchased in the open market. For avoidance of doubt, the limitation set forth in this Section 6.1 may be used to satisfy purchases of Stock under either the Section 423 Component or the Non-423 Component of the Plan.

6.2 Determination of Purchase Price. Unless otherwise provided by the Committee prior to the commencement of an Offering Period, the Purchase Price for Stock issued under this Plan for any Offering Period shall be the lesser of (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the last Trading Day of the Offering Period, or (ii) eighty-five percent (85%) of the average of the Closing Market Price of the Stock on the first Trading Day of the Offering Period and the Closing Market Price of the Stock on the last Trading Day of the Offering Period.

6.3 Purchase of Stock. On a Purchase Date, the Contributions of each Participant during that Plan Period shall be used to purchase shares of Stock which shall be allocated to each Participant’s Stock Account. Subject to the limitations in Section 5.5, the number of whole shares of Stock purchased shall be determined by one of the following methods:

(i)
by dividing the Purchase Price into the balance of each of the Participant’s Contribution Accounts and purchasing the nearest whole-share amount of Stock. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in such Participant’s Contribution Account to be used in the next Plan Period along with new Contributions in the next Plan Period; provided, however, that if the Participant does remain enrolled for the next Plan Period, the balance remaining shall be returned to the Participant in cash; or

(ii)
by dividing the Purchase Price into the balance of all of the Participants’ Contribution Accounts and allocating the purchased shares among the Participants’ Stock Accounts according to the amount contributed (including fractional share amounts, if any).

Shares of Stock allocated to each Participant’s Stock Account shall be recorded by means of a book entry system or may be delivered as physical stock certificates, as determined by the Plan Administrator. If the Plan Administrator permits the delivery of stock certificates, shares of Stock shall remain uncertificated until such Participant requests the issuance of stock certificates through the procedure set forth under Section 8.1 hereto. Fractional share amounts in a Participant’s Stock Account shall not be certificated but will remain in a Participant’s Stock Account or be exchanged for cash under the circumstances set forth in Section 8.1 hereto. The Plan Administrator shall determine in its discretion whether method (i) or (ii) above is applied, and the method chosen shall be applied to all Participants for a given Purchase Date.

6.4 Pro-Rata Reduction of Stock. If the total number of shares of Stock to be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1 (subject to adjustment upon the occurrence of an event described in Section 10.3), a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Purchase Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

6.5 Taxes. At the time a Participant’s option is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock acquired under the Plan, the Participant shall make adequate provision for any Tax-Related Items, to the extent applicable. In their sole discretion, the Company or the Participating Company employing the Participant may satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s wages or other compensation, (ii) withholding a sufficient whole number of shares of Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, as determined in accordance with generally accepted accounting principles, or (iii) withholding from proceeds from the sale of shares of Stock issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

6.6 Conditions upon Issuance of Stock. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Stock, the Company will not be required to deliver any Stock issuable upon exercise of an option under the Plan prior to the completion of any registration or qualification of the Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Plan Administrator shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Stock with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. If, pursuant to this Section 6.6, the Plan Administrator determines that the Stock will not be issued to any Participant, any Contributions credited to such Participant’s Contribution Account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates.
‘

ARTICLE VII
TERMINATION OF PARTICIPATION

7.1 Termination of Employment. Any Employee who is no longer employed by a Participating Company for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after such Participant’s termination.

7.2 Death. If a Participant should die while employed by the Participating Company, no further Contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Participating Company in writing prior to the Purchase Date next occurring after the death of the Participant. In the event no election to withdraw is made on or before the Purchase Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.3. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative. Shares purchased pursuant to this Section 7.2 may not qualify for the tax treatment set forth under Section 423 of the Code.

7.3 Retirement. If a Participant should retire from the employment of Participating Company at or after attaining age 65, no further Contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in such Participant’s Contribution Account by notifying the Participating Company in writing prior to the Purchase Date next occurring after the date such Participant retired. In the event no election to withdraw is made on or before the Purchase Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.3 and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant. Shares purchased pursuant to this Section 7.3 may not qualify for the tax treatment set forth under Section 423 of the Code.

7.4 Disability. If a Participant should terminate employment with the Participating Company on account of disability, as defined in Section 22(e)(3) of the Code, no further Contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in such Participant’s Contribution Account by notifying the Participating Company in writing prior to the Purchase Date next occurring after the Participant became disabled. In the event no election to withdraw is made on or before the Purchase Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.3, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

7.5 Leave of Absence. Subject to the discretion of the Plan Administrator, if a Participant is granted a paid leave of absence, payroll deductions (or other Contributions) on behalf of the Participant shall continue and any amounts credited to the Participant’s Contribution Account may be used to purchase shares of Stock as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant shall be discontinued and no other Contributions shall be permitted (unless otherwise determined by the Plan Administrator or required by Applicable Laws), but any amounts then credited to the Participant’s Contribution Account may be used to purchase shares of Stock on the next applicable Purchase Date. Where the period of leave of absence exceeds three (3) months and the Participant’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

7.6 Transfer of Employment. A Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component of the Plan to an Offering under the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component of the Plan to an Offering under the 423 Component, the exercise of the right will remain non-qualified under the Non-423 Component.

ARTICLE VIII
OWNERSHIP OF STOCK

8.1 Issuance of Stock Certificates. If the Plan Administrator permits the delivery of stock certificates, stock certificates for the number of whole shares of Stock in each Participant’s Stock Account may be issued to Participants upon the receipt by the Plan Administrator (or its agent) of a Participant’s written request indicating the number of shares of Stock (to a maximum of the number of whole shares of Stock in the Participant’s Stock Account) for which the Participant wishes to receive certificates. Such request shall be made on a form at the time prescribed by the Plan Administrator and filed with the Plan Administrator (or its agent). To the extent permitted, stock certificates may be issued, at the request of the Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, or to the Participant as custodian for the Participant’s child under the Gift to Minors Act. Share certificates shall be issued to the Participant as soon as practicable after receipt of Participant’s request. Fractional share amounts shall not be certificated and shall remain in a Participant’s Stock Account or, if the Participant is withdrawing from the Plan, be exchanged for cash upon the request of the Participant (or legal representative) at a rate determined by the Closing Market Price on the Trading Day immediately preceding such request.

8.2 Notice to Company Upon Sales of Stock within Two Years of Purchase. If a Participant (or former Participant) in an Offering under the 423 Component of the Plan sells or otherwise disposes of any shares of Stock obtained under this Plan prior to two (2) years after the Purchase Date, such Participant must notify the Participating Company immediately in writing concerning such disposition.

8.3 Transfer Restrictions. Unless otherwise provided by the Plan Administrator, no Participant shall sell, assign or otherwise transfer any shares of Stock acquired on any Purchase Date for a period of six months following such Purchase Date without the consent of the Plan Administrator. The Plan Administrator may, in its sole discretion, discontinue any Participant’s participation in the Plan for any period of time upon the occurrence of any such sale or transfer.

8.4 Rights as a Stockholder. A Participant shall have no rights as a shareholder with respect to shares of Stock subject to any options granted under this Plan or any shares of Stock deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Plan Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

8.5 Reports to Participants. Unless otherwise determined by the Plan Administrator, an annual report shall be rendered to each Participant in the Plan annually within ninety (90) days after the close of the Plan year, showing for the Plan year just ended: (i) the amounts of Contributions made for each Participant; (ii) ‘the number of shares of Stock acquired for such Participant’s Stock Account; (iii) the cost to the Participant per share of Stock purchased for such Participant; (iv) the number of shares, if any, for which certificates were delivered to such Participant; and (v) the beginning and ending balances in the Participant’s Stock Account and Contribution Account.

ARTICLE IX
ADMINISTRATION AND AMENDMENT

9.1 Administration. The Committee shall have full power and authority to administer the Plan, including, without limitation, (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine all questions arising as to eligibility to participate and adjudicate all disputed claims filed under the Plan, including whether Employees shall participate in an Offering under the Section 423 Component or under the Non-423 Component and which Subsidiaries and Affiliates of the Company shall be Participating Companies in either an Offering under the Section 423 Component or under the Non-423 Component, (iii) determine the amount of Contributions permitted, the compensation from which such Contributions may be made, the Purchase Price and all other terms and conditions of options granted under the Plan, (iv) implement a participation reset feature whereby Participants may be automatically enrolled in a new Offering Period under the Plan if the Closing Market Price on a Purchase Date during an Offering Period is less than or equal to the Closing Market Price on the first Trading Day of that Offering Period, (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (vi) amend an outstanding option, including any amendments to an option that may be necessary for purposes of effecting a transaction contemplated under Sections 10.3 or 10.4 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of an option or the Purchase Price applicable to an option), provided that the amended option otherwise conforms to the terms of the Plan, and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws of jurisdictions outside the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for an Offering under the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the handling of payroll deductions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of issuances of shares of Stock, which may vary according to local requirements. The Committee is also authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S.

The Committee shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and to the extent not prohibited by Applicable Laws, may delegate any or all of the foregoing duties to a subcommittee or subcommittees of the Committee, the Plan Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not stated in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2 Amendment and Termination of the Plan. The Board of Directors may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all Contributions shall cease and the balance in each Participant’s Contribution Account shall be paid to that Participant. The Board of Directors may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the stockholders of the Company.

ARTICLE X
MISCELLANEOUS

10.1 Expenses. Unless otherwise determined by the Plan Administrator, the Company and/or the Participating Companies will pay all expenses of administering the Plan that may arise in connection with the Plan. No expenses attributable to a Participant’s sale of Stock, however, will be borne by any Participating Company.

10.2 No Contract of Employment. Nothing in this Plan shall be construed to constitute a contract of employment between an Participating Company and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Participating Company or to interfere with the right of an Participating Company to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3 Adjustment Upon Changes in Capitalization. The aggregate number and class of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, the numerical limit of Section 5.5, the calculation of the Purchase Price as provided in Section 6.2 and the number of shares of Stock covered by each option under the Plan that has not yet been exercised, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in such manner as it deems equitable to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares, spin-off, or other similar event, and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall disregarded and the number of shares available under the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4 Change of Control. In the event of a Change of Control, each outstanding option shall be equitably adjusted and assumed or an equivalent right to purchase shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change of Control refuses to assume or substitute for the option or the successor corporation is not a publicly traded corporation, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change of Control. The Plan Administrator shall notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that shares of Stock shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 5.3.

10.5 Code Section 409A. Options granted under an Offering under the Section 423 Component are exempt from the application of Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a option under the Plan to be subject to Section 409A of the Code, the Plan Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, provided that any such amendment or action by the Plan Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Company makes no representation that the option under the Plan is compliant with Section 409A of the Code.

10.6 Tax Qualification. Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 10.5 above. The Company shall be unconstrained in its corporate activities without regard to any potential negative tax impact on Participants under the Plan.

10.7 Participating Company’s Rights. The rights and powers of any Participating Company shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Participating Company to make adjustments. reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.8 Limit on Liability. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any other Participating Company, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the

Company, an Participating Company, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.8, of any right which is not susceptible to advance waiver under applicable law.

10.9 Gender and Number. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.10 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that Offerings under the Section 423 Component of the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code.

10.11 Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.12 Severability. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.